As filed with the Securities and Exchange Commission on June 21, 1996
                                                          Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                              REXALL SUNDOWN, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                ---------------

              FLORIDA                                            59-1688986
   (State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                           Identification No.)

                                ---------------

                          851 BROKEN SOUND PARKWAY, NW
                           BOCA RATON, FLORIDA  33487
                                 (561) 241-9400
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                ---------------

                              RICHARD WERBER, ESQ.
                        VICE PRESIDENT - LEGAL AFFAIRS,
                         GENERAL COUNSEL AND SECRETARY
                              REXALL SUNDOWN, INC.
                          851 BROKEN SOUND PARKWAY, NW
                           BOCA RATON, FLORIDA  33487
                                 (561) 241-9400

                                ---------------

           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                ---------------

                          Copies of communications to:

                              PAUL BERKOWITZ, ESQ.
                          GREENBERG, TRAURIG, HOFFMAN,
                         LIPOFF, ROSEN & QUENTEL, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                                 (305) 579-0500

                                ---------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

                                ---------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
_______________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                ---------------

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                    Proposed
                                                 Amount             Maximum         Proposed Maximum       Amount of
            Title of Class of                    to be           Offering Price    Aggregate Offering     Registration
       Securities to be Registered             Registered        Per Share (1)          Price (1)             Fee
- ----------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par value                500,000 shares         $22.125           $11,062,500           $3,814.66
======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the average high and low sales prices of the Company's Common Stock on June 20, 1996, as reported by the Nasdaq National Market.

                                ---------------


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


PROSPECTUS

                      SUBJECT TO COMPLETION, JUNE 21, 1996


                                 500,000 SHARES

                              REXALL SUNDOWN, INC.

                 1996 REXALL SHOWCASE INTERNATIONAL DISTRIBUTOR
                              STOCK PURCHASE PLAN

                                  COMMON STOCK

                             ---------------------


         The 1996 Rexall Showcase International Distributor Stock Purchase Plan (the "Plan") described herein offers eligible distributors of Rexall Showcase International, Inc. ("RSI"), a wholly-owned subsidiary of Rexall Sundown, Inc. (the "Company"), an opportunity to acquire a proprietary interest in the Company.

         Shares of the common stock, par value $.01 per share (the "Common Stock"), of the Company for the Plan will be made available by the Company on the terms described herein and may be newly issued shares or previously issued shares purchased in the open market. The price to be paid for shares of Common Stock purchased pursuant to the Plan will be, in the case of One-Star Directors (as defined herein) and above, 95% of the closing price of the Common Stock as reported by the Nasdaq National Market on the date of issuance or acquisition and, in the case of all other eligible Directors, the closing price of the Common Stock as reported by the Nasdaq National Market on the date of issuance or acquisition.

         The Common Stock is traded in the over-the-counter market and prices are quoted on the Nasdaq National Market under the symbol "RXSD." On June 20, 1996, the last reported sale price of the Common Stock was $21.625.

         There will be no brokerage commissions or service charges to distributors upon the purchase of shares under the Plan. The Company will also bear all other costs of administering the Plan.

         This Prospectus relates to an aggregate of 500,000 shares of Common Stock offered hereby and registered for sale under the Plan. It is recommended that this Prospectus be retained for future reference.

  FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED IN EVALUATING AN
       INVESTMENT IN THE SHARES, SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                             ---------------------


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------


                THE DATE OF THIS PROSPECTUS IS ___________, 1996

                             AVAILABLE INFORMATION


         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the following regional offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York 10048; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 3475 Lenox Road, N.E., Suite 1000, Atlanta, Georgia 30326. In addition, such reports, proxy statements and other information can be obtained from the Commission's web site at http://www.sec.gov. Quotations relating to the Company's Common Stock appear on the Nasdaq National Market. Such reports, proxy statements and other information concerning the Company can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This Prospectus, which is a part of the Registration Statement, does not contain all the information set forth in, or annexed as exhibits to, such Registration Statement, certain portions of which have been omitted pursuant to rules and regulations of the Commission. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is hereby made to such Registration Statement, including the exhibits thereto. Copies of such Registration Statement, including exhibits, may be obtained from the aforementioned public reference facilities of the Commission upon payment of the prescribed fees, or may be examined without charge at such facilities. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission under the Exchange Act are incorporated in and made a part of this Prospectus by reference:

         (a) the Company's Annual Report on Form 10-K for the year ended August 31, 1995;

         (b) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended November 30, 1995 and February 29, 1996; and

         (c) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A (Registration No. 0-21884).

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed documents, which also are incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. The Company hereby undertakes to provide, without charge, to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the information incorporated herein by reference. Exhibits to any of such documents, however, will not be provided unless such exhibits are specifically incorporated by reference into such documents. The requests should be addressed to the Company's principal executive offices:
Attn: Secretary, 851 Broken Sound Parkway, NW, Boca Raton, Florida 33487, telephone number (561) 241-9400.


          THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

                                  THE COMPANY

         Rexall Sundown, Inc. (the "Company") is engaged in the development, manufacture, marketing and sale of vitamins, nutritional supplements, over-the-counter pharmaceuticals and consumer health products. The Company offers approximately 1,300 products, including vitamins in single-ingredient and multi-ingredient combinations of varying potency levels and other nutritional supplements. The Company distributes its products under Company owned trademarks through three channels of distribution: sales to retailers; direct marketing through catalog and mail order sales; and direct sales through a sales force of independent distributors. For its sales to retailers, the Company employs a multi-brand strategy to access several different classes of trade: Sundown(R) for mass merchandisers, drug store chains and supermarkets; Rexall(R) for independent drug stores; and Thompson(R) for health food stores. In addition, the Company markets and sells a comprehensive line of over-the-counter pharmaceutical products such as cold remedies and analgesic formulas under the Rexall trademark to major wholesalers, independent pharmacies and convenience stores. The Company's catalog and mail order sales of vitamins, nutritional supplements and other products are made through its SDV division. Direct sales of certain health and wellness products to independent distributors are made through the Company's network marketing subsidiary, Rexall Showcase International, Inc. ("RSI"). The Company's Pharmaceutical and Health Services Division sells over-the-counter pharmaceutical products, vitamins and nutritional supplements to the managed care industry under the Rexall Managed Care(R) tradename.

         The Company's principal executive offices are located at 851 Broken Sound Parkway, NW, Boca Baton, Florida 33487 and its telephone number is (561) 241-9400. As used herein, the "Company" means Rexall Sundown, Inc. and its subsidiaries, except where the context indicates otherwise.


                                  RISK FACTORS

         Prospective participants in the Plan should carefully consider the matters set forth below as well as the other information set forth in this Prospectus.

GOVERNMENT REGULATION

         The manufacturing, processing, formulation, packaging, labeling and advertising of the Company's products are subject to regulation by one or more federal agencies, including the United States Food and Drug Administration ("FDA"), the Federal Trade Commission ("FTC"), the Consumer Product Safety Commission, the United States Department of Agriculture, the United States Postal Service, the United States Environmental Protection Agency and the Occupational Safety and Health Administration. These activities are also regulated by various agencies of the states and localities in which the Company's products are sold. The FDA, in particular, regulates the labeling and sales of dietary supplements, including vitamins, minerals and herbs, food additives, food supplements, over-the-counter and prescription drugs and cosmetics. The operation of the Company's vitamin manufacturing facility is subject to regulation by the FDA as a food manufacturing facility and compliance with the Current Good Manufacturing Practices ("CGMPs") as promulgated by the FDA. In addition, the United States Postal Service and the FTC regulate advertising claims with respect to the Company's products sold by solicitation through the mail.

         The Dietary Supplement Health and Education Act of 1994 (the "Dietary Supplement Act") was enacted on October 25, 1994. The Dietary Supplement Act amends the Federal Food, Drug and Cosmetic Act by defining dietary supplements, which include vitamins, minerals, nutritional supplements and herbs, and by providing a regulatory framework to ensure safe, quality dietary supplements and the dissemination of accurate information about such products. Dietary supplements are regulated as foods under the Dietary Supplement Act and the FDA is generally prohibited from regulating the active ingredients in dietary supplements as food additives, or as drugs unless product claims trigger drug status.

         The Dietary Supplement Act provides for specific nutritional labeling requirements for dietary supplements effective January 1, 1997. The Dietary Supplement Act permits substantiated, truthful and non-misleading statements of nutritional support to be made in labeling, such as statements describing general well-being from consumption of a dietary ingredient or the role of a nutrient or dietary ingredient in affecting or maintaining structure or function of the body. In addition, the Dietary Supplement Act also authorizes the FDA to promulgate CGMPs specific to the manufacture of dietary supplements, to be modeled after food CGMPs. The Company currently manufactures its dietary supplement products pursuant to food CGMPs.

         The FDA will be proposing and promulgating regulations to implement the Dietary Supplement Act. The Company cannot determine what effect such regulations, when promulgated, will have on its business in the future. Such regulations could, among other things, require expanded or different labeling, the recall, reformulation or discontinuance of certain products, additional recordkeeping and expanded documentation of the properties of certain products and scientific substantiation regarding ingredients, product claims, safety or efficacy. In addition, the Company cannot predict whether new legislation regulating its activities will be enacted. Such new legislation could have a material adverse effect on the Company.

COMPETITION

         The business of manufacturing, distributing and marketing vitamins and nutritional supplements is highly competitive. Numerous manufacturers, distributors and marketers actively compete for consumers, both in the United States and abroad. Certain of the Company's competitors are substantially larger than the Company and have greater financial resources.

CONTROL BY DIRECTORS AND EXECUTIVE OFFICERS

         Management of the Company beneficially owns approximately 69.3% of the currently outstanding Common Stock. Accordingly, management has the ability to elect all of the directors of the Company and to thereby direct or substantially influence the management, policies and business operations of the Company and to have the power to control the outcome of any matters submitted to a vote of the Company's shareholders. Certain provisions of Florida law could delay or inhibit the removal of incumbent directors and could make more difficult a merger, tender offer or proxy context involving the Company, even if such events would be beneficial to the interests of the shareholders.

  DESCRIPTION OF THE REXALL SUNDOWN, INC. 1996 REXALL SHOWCASE INTERNATIONAL
                         DISTRIBUTOR STOCK PURCHASE PLAN

         The following is a description of the Plan offered to selected distributors of RSI. The description of the Plan is subject to, and is qualified in its entirety by, the full text of the Plan which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Plan was approved by the Company's Board of Directors on February 6, 1996.

PURPOSE AND ADVANTAGES OF THE PLAN

         The Plan provides participating distributors of RSI (each, a "Participant") an opportunity to acquire a proprietary interest in the Company through the purchase of Common Stock. The purpose of the Plan is to provide an additional incentive to Participants by enabling them to acquire a stock ownership interest in the Company and to attract and retain persons of ability as independent distributors of RSI and entice such persons to exert their best efforts on behalf of RSI.

PARTICIPATION

         Any active and effective Director (as hereinafter defined) of RSI may participate in the Plan. A Director is an individual, partnership or corporation whose completed Distributor Application has been received and accepted by RSI and which has satisfied certain performance criteria established by RSI.

ENROLLMENT IN THE PLAN

         A Director who is eligible to participate in the Plan (an "Eligible Director") may enroll in the Plan by completing and delivering Election Forms to the Company. Election Forms may be obtained at any time upon written request to the Company. Participation in the Plan by an Eligible Director will be effective as of August 1, 1996 and each September 1, January 1, March 1 or June 1 thereafter, whichever of such dates immediately follows the Company's receipt of such Eligible Director's properly prepared and executed Election Forms and shall continue until terminated in accordance with the provisions of the Plan.

CONTRIBUTIONS TO THE PLAN; ACCOUNTS

         Each Participant whose monthly commission check (the "Commission Check") is $500.00 or more may elect to have an amount not less than $50.00 and not in excess of the lesser of (i) 10% of the aggregate of such Participant's monthly Commission Check and (ii) $1,000 withheld by the Company by deduction from the Commission Check and contributed to the Participant's Account (as defined below) in lieu of otherwise receiving such amount of compensation (such contributions are referred to herein as "Contributions"). A Participant may elect to make contributions by delivering to the Company properly completed and executed Election Forms.

         A separate non-interest bearing account will be maintained by the Administrator (as hereinafter defined) to reflect the interest of each Participant under the Plan (each, an "Account").

PURCHASE OF SHARES

         Purchases of shares of Common Stock will be made on behalf of each Participant's Account on the twenty-fifth day of each calendar month, or on the next succeeding business day if the twenty-fifth day of such calendar month is not a business day (each, a "Stock Purchase Date"). On each Stock Purchase Date, the Administrator shall apply the funds then accumulated in a Participant's Account to the purchase on behalf of the Participant's Account of the maximum number of full shares of Common Stock that can be purchased with the accumulated funds at the applicable price. The Common Stock purchased pursuant to the Plan will be purchased from the Company and may consist of either authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company at any time. Any funds remaining in a Participant's Account after the purchase of such maximum number of full shares on any Stock Purchase Date will be retained in the Participant's Account and treated as a part of the accumulation for the next succeeding calendar month.

         The price to be paid for shares of Common Stock purchased pursuant to the Plan will be, in the case of One-Star Directors (as defined below) and above, 95% of the closing price of the Common Stock as reported by the Nasdaq National Market on the date of issuance or acquisition and, in the case of all other Eligible Directors, the closing price of the Common Stock as reported by the Nasdaq National Market on the date of issuance or acquisition. For purposes of the Plan, a "One-Star Director" means an Eligible Director which has satisfied certain performance criteria established by RSI.

COSTS AND EXPENSES

         Participants in the Plan will not be obligated to pay any brokerage commissions or service charges with respect to the purchase of Common Stock under the Plan.

VOTING OF SHARES; DIVIDENDS

         Each Participant is entitled to direct the exercise of any voting rights attributable to shares of Common Stock credited to the Participant's Account under the Plan. Each Participant will be sent proxy materials with respect to each meeting of the Company's shareholders. If a Participant does not direct the exercise of such voting rights with respect to any particular occasion for the exercise thereof, such voting rights will not be exercised with respect to such occasion.

         Each Participant is entitled to receive dividends, if declared, and to all other rights as a shareholder of the Company with respect to shares of Common Stock credited to the Participant's Account under the Plan.

ADMINISTRATION

         The Plan will be administered by the Compensation/Stock Option Committee of the Company's Board of Directors, or, in the absence of any such Committee, the Company's Board of Directors (in either case, the "Committee"). The Committee may, from time to time, adopt rules and regulations for carrying out the purposes of the Plan. The determinations and the interpretation and construction of any provision of the Plan of the Committee shall be final and conclusive.

         The Committee will appoint a bank, trust company or other appropriate entity to serve as administrator (the "Administrator") of the Plan. The Administrator's duties will include establishing and maintaining a separate Account for each participant, purchasing Common Stock on behalf of participant's Accounts, maintaining records of each participant's Account and furnishing to participants reports under the Plan. The Committee will direct the Administrator with regard to its duties under the Plan. The Committee has appointed American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005 as Administrator of the Plan.

RECAPITALIZATIONS

         If at any time while the Plan is in effect, there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split, combination or exchange of shares of Common Stock, then and in such event appropriate adjustments will be made in the maximum number of shares of Common Stock that may be purchased under the Plan, so that the same percentage of the Company's issued and outstanding shares of Common Stock will continue to be subject to being so purchased.

WITHDRAWALS AND TERMINATION

         A Participant may withdraw from the Plan at any time by delivering to the Company properly prepared and executed Termination Forms. Termination Forms may be obtained at any time upon written request to the Company. A Participant's participation in the Plan will immediately terminate if and when
(i) the Participant ceases to be eligible to participate in the Plan or (ii) the Participant has made no contributions for a continuous period of six months.

         Upon any such withdrawal or termination of participation (other than by reason of the Participant's death), any funds contributed by the Participant that remain in the Participant's Account will be paid to the Participant in accordance with such administrative rules and procedures as are established by the Committee, without payment of interest thereon, and any shares of Common Stock credited to the Participant's Account will be delivered to the Participant. Upon the death of a Participant, any funds that remain in the Participant's Account and any Common Stock credited to the Participant's Account will be distributed to the Participant's designated beneficiary.

         A Participant whose participation in the Plan is terminated may, on the next succeeding Enrollment Date, elect to again participate in the Plan as long as the Participant continues to be an Eligible Director.

NON-TRANSFERABILITY

         No Participant may assign its rights under the Plan, including such Participant's interest in his, her or its Account, to any other person. Any attempt by a Participant to assign, alienate, create a security interest in or otherwise encumber any of such Participant's interests under the Plan shall be void.

TERM, MODIFICATION AND TERMINATION OF PLAN

         The Plan became effective on February 6, 1996 and will continue in effect until February 5, 2006, unless earlier terminated by the Committee.

         The Committee may at any time and from time to time amend, modify suspend or terminate the Plan. No shares of Common Stock may be purchased pursuant to the Plan subsequent to its termination.

FEDERAL INCOME TAX CONSEQUENCES

         At the time of purchase of shares under the Plan, a Participant will be treated as having received ordinary income in an amount equal to the excess, if any, of the then fair market value of the shares of Common Stock acquired over the purchase price paid for the shares. At the end of each calendar year, the Company will mail to each Participant who is an individual a Form 1099 reflecting the amount of ordinary income earned under the Plan. The Company is entitled to a deduction at the same time in a corresponding amount. The Participant's basis in the shares of Common Stock acquired is equal to the purchase price plus the amount of ordinary income recognized. When a Participant disposes of shares of Common Stock acquired under the Plan, any amount received in excess of the value of the shares of Common Stock on which the Participant was previously taxed will be treated as long-term or short-term capital gain depending upon the holding period of the shares. If the amount received is less than that value, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares (which begins on the date after the share is acquired).

         Each Participant is advised to consult with a tax advisor to determine the tax consequences of a particular transaction in the Participant's Account.


                                USE OF PROCEEDS

         The Company is unable to predict either the number of shares of Common Stock that will ultimately be sold pursuant to the Plan or the prices at which such shares will be sold. The net proceeds from the sale of shares of Common Stock that are originally issued by the Company and offered pursuant to the Plan will be used for general corporate purposes. The Company will not receive any proceeds from shares of Common Stock purchased in open market transactions.


                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company has authority under the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Company's Amended and Restated Articles of Incorporation provide that, to the extent permitted by Florida law, the Company shall indemnify and shall advance expenses on behalf of its officers and directors. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. The Company also maintains directors' and officers' liability insurance.


                                 LEGAL MATTERS

         The validity of the shares of Common Stock being offered hereby is being passed upon for the Company by Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., 1221 Brickell Avenue, Miami, Florida 33131.


                                    EXPERTS

         The financial statements of the Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended August 31, 1995, have been audited by Coopers & Lybrand L.L.P., independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.



                 ==================================================               ==================================================

                 No dealer, salesperson or any other person has
                 been authorized to give any information or to make
                 any representation other than those contained in
                 this Prospectus in connection with the offering
                 made hereby, and, if given or made, such                                      500,000 SHARES
                 information or representations must not be relied
                 upon as having been authorized by the Company.                             REXALL SUNDOWN, INC.
                 This Prospectus does not constitute an offer to
                 sell or a solicitation of an offer to buy any
                 securities other than the registered securities to                         1996 REXALL SHOWCASE
                 which it relates, or an offer to sell or                                      INTERNATIONAL
                 solicitation of an offer to buy such securities in                          DISTRIBUTOR STOCK
                 any jurisdiction where, or to any person to whom,                             PURCHASE PLAN
                 it is unlawful to make such an offer or
                 solicitation.  Neither the delivery of this
                 Prospectus nor any sale made hereunder shall,
                 under any circumstances, create any implication                                COMMON STOCK
                 that there has been no change in the affairs of
                 the Company since the date hereof or that the
                 information contained herein is correct as of any
                 time subsequent to the date of this Prospectus.
                                                                                         --------------------------
                           ------------------------------
                                                                                                 PROSPECTUS
                                  TABLE OF CONTENTS                                      --------------------------

                                                                Page
                                                                ----

                 AVAILABLE INFORMATION . . . . . . . . . . . .     3
                 INCORPORATION OF CERTAIN
                   DOCUMENTS BY REFERENCE. . . . . . . . . . .     3
                 THE COMPANY . . . . . . . . . . . . . . . . .     5                            June __, 1996
                 RISK FACTORS  . . . . . . . . . . . . . . . .     5
                 DESCRIPTION OF THE 1996 REXALL
                   SHOWCASE INTERNATIONAL
                   DISTRIBUTOR STOCK PURCHASE PLAN . . . . . .     7
                 USE OF PROCEEDS . . . . . . . . . . . . . . .    10
                 INDEMNIFICATION OF DIRECTORS AND
                   OFFICERS  . . . . . . . . . . . . . . . . .    10
                 LEGAL MATTERS . . . . . . . . . . . . . . . .    10
                 EXPERTS . . . . . . . . . . . . . . . . . . .    10


                 ===================================================              ==================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The Company will pay all of the expenses incurred in connection with the offering described in this registration statement. Such expenses are estimated to be as follows:


Securities and Exchange Commission registration fee . . . . . . . . . . . . . . . . . . . .      $ 3,814.66
Legal fees and expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5,000
Accounting fees and expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2,500
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          685.34

                                                                                                 ----------

         Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $12,000
                                                                                                 ==========


ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company has authority under the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Company's Amended and Restated Articles of Incorporation require the Company to indemnify the Company's directors, officers, employees and agents. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. The Company also maintains directors' and officers' liability insurance.


ITEM 16.    EXHIBITS

EXHIBIT
NUMBER                                     DESCRIPTION
- ------                                     -----------
4.1        Rexall Sundown, Inc. 1996 Rexall Showcase International Distributor
           Stock Purchase Plan.

5.1        Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel,
           P.A.

23.1       Consent of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel,
           P.A. (contained in Exhibit 5.1 hereto)

23.2       Consent of Coopers & Lybrand L.L.P.


ITEM 17.      UNDERTAKINGS.

         (a)     The undersigned Registrant hereby undertakes that:

                 (1) It will include any additional or changed material information on the plan of distribution.

                 (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

                 (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 21st day of June, 1996.

                              REXALL SUNDOWN, INC.


                              By:  /s/ Christian Nast
                                 -------------------------------------------
                                 Christian Nast, President, Chief Operating
                                 Officer and Director


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                   Title                             Date
                  ---------                                   -----                             ----
   /s/ Carl DeSantis                            Chairman of the Board and Chief            June 21, 1996
   --------------------------------------       Executive Officer
    Carl DeSantis


   /s/ Christian Nast                           Director, President and Chief              June 21, 1996
   --------------------------------------       Operating Officer
    Christian Nast

   /s/ Dean DeSantis                            Director and Senior Vice President-        June 21, 1996
   --------------------------------------       Operations
    Dean DeSantis

   /s/ Damon DeSantis                           Director and Executive Vice                June 21, 1996
   --------------------------------------       President
    Damon DeSantis

   /s/ Geary Cotton                             Vice President - Finance, Chief            June 21, 1996
   --------------------------------------       Financial Officer, Treasurer and
    Geary Cotton                                Chief Accounting Officer


   /s/ Nickolas Palin                           Director and Senior Vice                   June 21, 1996
   --------------------------------------       President - Sales and Marketing
    Nickolas Palin


   /s/ Stanley Leedy                            Director                                   June 21, 1996
   --------------------------------------
    Stanley Leedy

   /s/ Raymond Monteleone                       Director                                   June 21, 1996
   --------------------------------------
    Raymond Monteleone

   /s/ Howard Yenke                             Director                                   June 21, 1996
   --------------------------------------
    Howard Yenke

                                 EXHIBIT INDEX


NUMBER                             DESCRIPTION
- ------                             -----------
   4.1 Rexall Sundown, Inc. 1996 Rexall Showcase International Distributor Stock Purchase Plan.

   5.1        Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel,
              P.A.

  23.1 Consent of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. (contained in Exhibit 5.1 hereto).

  23.2        Consent of Coopers & Lybrand L.L.P.